UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 15, 2024
Date of Report (Date of earliest event reported)

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)-(b) The Company’s 2024 Annual Meeting was held on May 15, 2024. Holders of an aggregate of 190,287,268 shares of the Company’s common stock at the close of business on March 18, 2024 were entitled to vote at the meeting, of which 183,769,081, or approximately 96% of the eligible voting shares, were represented in person or by proxy. The final results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.The eight directors nominated to the Board to serve as directors until the Company’s 2025 annual meeting of shareholders were elected:

Nominee	For	Against	Abstain	Broker Non-Vote
Heidi S. Alderman	175,239,612	2,791,179	128,355	5,609,935
Mamatha Chamarthi	176,821,654	1,209,279	128,213	5,609,935
Carlos A. Fierro	176,829,236	1,200,926	128,984	5,609,935
Gary P. Luquette	174,928,123	3,101,720	129,303	5,609,935
Elaine Pickle	176,822,008	1,209,778	127,360	5,609,935
Stuart Porter	176,817,979	1,212,131	129,036	5,609,935
Daniel W. Rabun	173,092,586	4,928,967	137,593	5,609,935
Sivasankaran Somasundaram	176,812,255	1,217,569	129,322	5,609,935

2.The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified:

For	Against	Abstain
183,041,991	597,265	129,825

3.The compensation of the Company’s named executive officers for 2023 was approved on an advisory basis:

For	Against	Abstain	Broker Non-Vote
168,815,388	9,158,780	184,978	5,609,935

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date:	May 16, 2024	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary